Exhibit 99.1

For more information contact:

Russ Knittel	Jennifer Jarman
Synaptics Incorporated	the blueshirt group
408-434-0110x140	415-217-7722
russk@synaptics.com	jennifer@blueshirtgroup.com

Synaptics Reports Fourth Quarter and Fiscal 2004 Results

Ends Fiscal Year with Record Revenues and Profits

San Jose, CA – July 29, 2004 – Synaptics (Nasdaq: SYNA), a leader in interface solutions for mobile computing, communications, and entertainment devices, today reported financial results for the fourth fiscal quarter and year ended June 30, 2004.

Net revenue for the fourth quarter of fiscal 2004 was $35.1 million, an increase of approximately 25% over the $28.2 million for the fourth quarter of fiscal 2003. GAAP net income for the fourth quarter of fiscal 2004 was $3.7 million, or $0.13 per diluted share, which included non-cash charges related to the amortization of deferred stock-based compensation of $120,000. This represents a 43% increase from GAAP net income of $2.6 million, or $0.10 per diluted share, for the fourth quarter of fiscal 2003.

Net revenue for fiscal year 2004 was $133.3 million, an increase of 32% compared with net revenue of $100.7 million for fiscal year 2003. GAAP net income for fiscal 2004 was $13.0 million, or $0.48 per diluted share, which included non-cash charges related to the amortization of deferred stock-based compensation of approximately $517,000 and restructuring costs of $432,000. This compares with GAAP net income of $7.7 million, or $0.31 per diluted share, for fiscal year 2003, which included $556,000 of non-cash charges for deferred stock-based compensation and amortization of acquired intangibles.

“We are very pleased with our progress and operating performance during fiscal 2004,” stated Francis Lee, President and Chief Executive Officer of Synaptics. “We achieved record revenues and profitability and ended the year with a strong cash position of approximately $96 million. We continued our leadership position in the notebook market and took a major step in diversifying our business, as revenues from our new markets grew to approximately 16% of total annual revenues compared to less than 7% in the prior year. These results further build on our history of consistent execution and innovation over the past several years, and we are well positioned moving into fiscal 2005.”

Russ Knittel, Synaptics’ Chief Financial Officer, added, “We executed well despite a back-end loaded quarter, as our customers continued to exercise caution regarding notebook demand and dealt with supply chain issues in the portable music player market. This has resulted in lower backlog and reduced visibility, reflecting the current backdrop of mixed economic and market data points. Weighing these factors as we enter the seasonally stronger half of the year, we are projecting sequential revenue growth of 2% to 6% in the September quarter, followed by another sequential increase in the historically stronger December quarter.”

Earnings Call Information
The Synaptics fourth quarter teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Thursday, July 29, 2004, during which management may discuss forward-looking information. To participate on the live call, analysts and investors should dial 800-240-6709 at least ten minutes prior to the call. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the company’s Web site at http://www.synaptics.com/.

About Synaptics Incorporated
Synaptics is a leading developer of interface solutions for mobile computing, communications and entertainment devices, with its products found in over 50 percent of today’s notebook computers. Synaptics’ engineered solutions for device manufacturers include: TouchPadTM the industry standard notebook navigation device; TouchStykTM, a modular capacitive pointing stick solution; SpeakerPadTM, an integrated audio speaker and notebook TouchPad; LuxPadTM, an illuminated TouchPad; TouchRingTM, a one dimensional scrolling solution for MP3 devices; NavPointTM, a navigation, scrolling, and selection interface for PDAs; and QuickStroke®, a proprietary Chinese handwriting recognition software. More information about Synaptics can be found on the World Wide Web at www.synaptics.com.

This press release contains “forward-looking” statements, as that term is defined under the federal securities laws. Synaptics intends such forward-looking statements to be subject to the safe harbor created by those laws. Such forward-looking statements include, but are not limited to, statements regarding Synaptics’ revenue expectations and competitive position in both notebook computers and new market initiatives. Synaptics cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, (a) market demand for Synaptics’ products, (b) market demand for OEMs’ products using Synaptics’ products, (c) the failure of Synaptics’ products and OEMs’ products to deliver commercially acceptable performance, and (d) other risks as identified from time to time in Synaptics’ SEC reports, including Quarterly Reports on Form 10-Q, current reports on Form 8-K, and the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003. All forward-looking statements are based on information available to Synaptics on the date hereof, and Synaptics assumes no obligation to update such statements.

(Tables to Follow)

SYNAPTICS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30,	June 30,
	2004	2003
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$59,489	$41,697
Short term investments	36,810	35,589
Restricted cash	—	240
Accounts receivable, net of allowances of $130 and $160 at June 30, 2004, and June 30, 2003, respectively	21,875	13,181
Inventories	6,525	6,428
Prepaid expenses and other current assets	3,083	2,637

Total current assets	127,782	99,772
Property and equipment, net	1,829	1,934
Goodwill	1,927	1,968
Other assets	1,115	834

Total assets	$132,653	$104,508

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,220	$6,893
Accrued compensation	4,594	2,808
Accrued warranty	704	1,002
Income taxes payable	4,018	1,661
Other accrued liabilities	2,594	3,362
Capital leases and equipment financing obligations	28	231

Total current liabilities	21,158	15,957
Capital leases and equipment financing obligations, net of current portion	—	28
Note payable to a related party	1,500	1,500
Other liabilities	855	759
Commitments and contingencies
Stockholders’ equity:
Preferred stock;
$.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock;
$.001 par value; 60,000,000 shares authorized; 24,987,398 and 23,835,877 shares issued and outstanding, respectively	25	24
Additional paid in capital	88,334	78,761
Deferred stock compensation	(634)	(1,184)
Notes receivable from stockholders	—	(20)
Retained earnings	21,575	8,583
Accumulated other comprehensive income	(160)	100

Total stockholders’ equity	109,140	86,264

Total liabilities and stockholders’ equity	$132,653	$104,508

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Net revenue	$35,147	$28,222	$133,276	$100,701
Cost of revenue	19,958	16,672	77,244	58,417

Gross margin	15,189	11,550	56,032	42,284
Operating expenses
Research and development	5,580	4,760	21,419	19,837
Selling, general, and administrative	3,752	2,793	13,571	10,733
Amortization of intangible assets	—	—	—	40
Amortization of deferred stock compensation	120	136	517	516
Restructuring	—	—	432	—

Total operating expenses	9,452	7,689	35,939	31,126

Operating income	5,737	3,861	20,093	11,158
Interest and other income, net	266	244	967	1,059
Interest expense	(33)	(34)	(134)	(155)

Income before income taxes	5,970	4,071	20,926	12,062
Provision for income taxes	2,251	1,467	7,934	4,344

Net income	$3,719	$2,604	$12,992	$7,718

Net income per share:
Basic	$0.15	$0.11	$0.53	$0.33

Diluted	$0.13	$0.10	$0.48	$0.31

Shares used in computing net income per share:
Basic	24,870,501	23,668,954	24,417,596	23,472,526

Diluted	27,578,710	25,902,027	27,107,531	25,131,864

Pro forma results (unaudited)
Reported net income	$3,719	$2,604	$12,992	$7,718
Pro forma adjustments:
Amortization of goodwill and other acquired intangible assets	—	—	—	40
Amortization of deferred stock compensation	120	136	517	516
Restructuring (tax effected)	—	—	272	—

Pro forma net income	$3,839	$2,740	$13,781	$8,274

Pro forma earnings per share
Basic	$0.15	$0.12	$0.56	$0.35

Diluted	$0.14	$0.11	$0.51	$0.33